UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2026

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN (Address of Principal Executive Offices)	55344 (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 31, 2026, Nuwellis, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell to such investor in a registered direct offering (the “Registered Offering”) an aggregate of 1,310,890 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, at a purchase price of $2.59 per share.

Pursuant to the Purchase Agreement, the Company also agreed to issue and sell to such Purchasers, in a concurrent private placement (the “Private Placement”), warrants (the “Common Warrants”) to purchase up to 1,310,890 shares of Common Stock (the “Common Warrant Shares”). The Common Warrants have an exercise price of $2.59 per share, are immediately exercisable and expire on the fifth anniversary on the effective date of the registration statement to be filed for the purpose of registering the Common Warrant Shares.

The Shares in the Registered Offering were being sold pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-280647), including a base prospectus contained therein, which was originally filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2024, and was declared effective by the SEC on July 9, 2024, and a related prospectus supplement, dated July 31, 2026.

The Registered Offering and Private Placement (collectively, the “Offerings”) closed on August 3, 2026 (the “Closing Date”).

The gross proceeds to the Company from the Offerings are expected to be approximately $3.4 million, before deducting placement agent commissions and other offering expenses.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

In the Purchase Agreement, the Company agreed, subject to certain exceptions, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for five (5) trading days after the closing date of the Offering. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) for ninety (90) days after the closing date of the Offering, subject to certain exceptions.

The Company has agreed to file a registration statement providing for the resale of the Common Warrant Shares within thirty (30) calendar days of the Closing Date and to use commercially reasonable efforts to cause such registration statement to become effective within sixty (60) days (or ninety (90) days in the event of a “full review” by the SEC) and to keep such registration statement effective at all times until the time that the investor no longer owns any Common Warrants, or Common Warrant Shares.

Placement Agency Agreement

In connection with the Offerings, the Company also entered into a placement agency agreement, dated July 31, 2026 (the “Placement Agency Agreement”), with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”), pursuant to which the Company agreed to pay the Placement Agent a cash fee equal to 9.0% of the aggregate gross proceeds of the Offerings, and reimburse the Placement Agent for certain expenses and legal fees. The Company also agreed to issue to the Placement Agent warrants (the “Placement Agent Warrants”) to purchase shares of Common Stock (the “Placement Agent Warrant Shares”), equal to 3.0% of the aggregate number of shares of Common Stock issued in the Offerings. The Placement Agent Warrants have substantially the same terms as the Common Warrants being offered in the Private Placement, except that the Placement Agent Warrants have an exercise price that is 165% of the public offering price per share ($4.2735 per share). The Placement Agency Agreement also includes customary indemnification and contribution provisions in favor of the Placement Agent.

The foregoing description of the material terms of the Placement Agency Agreement, the Purchase Agreement, the Common Warrants, and Placement Agent Warrants is not complete and is qualified in its entirety by reference to the full text of the forms of Placement Agency Agreement, Purchase Agreement, Common Warrant, and Placement Agent Warrant, copies of which are filed as Exhibits 10.1, 10.2, 4.1, and 4.2 respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the legal opinion and consent of Honigman LLP relating to the Shares is attached hereto as Exhibit 5.1.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Common Warrants, Common Warrant Shares, Placement Agent Warrants, and Placement Agent Warrant Shares is incorporated herein by reference.

The Common Warrants and the Placement Agent Warrants were issued in a private placement pursuant to the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) thereof as transactions not involving a public offering and/or Rule 506 promulgated thereunder as sales to accredited investors. The Common Warrant Shares, and Placement Agent Warrant Shares have not been registered under the Securities Act and will be issued, if at all, pursuant to the same exemption.

Item 8.01	Other Events.

On July 31, 2026, the Company issued a press release announcing the pricing of the Offerings. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
4.1	Form of Common Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Honigman LLP
10.1	Placement Agency Agreement, dated July 31, 2026, between the Company and Ladenburg Thalmann & Co. Inc.
10.2	Form of Securities Purchase Agreement
23.1	Consent of Honigman LLP (included in Exhibit 5.1)
99.1	Press Release dated July 31, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2026	NUWELLIS, INC.

	By:	/s/ Michael McCormick
	Name:	Michael McCormick
	Title:	President and Chief Executive Officer